Exhibit 99.1

Newmont Announces Preliminary Third Quarter Attributable Gold and Copper Production and Sales

This release reflects Newmont’s preliminary third quarter operating results, which remain subject to change when the Company files its third quarter Form 10-Q on Thursday, October 31, 20131.

DENVER--(BUSINESS WIRE)--October 10, 2013--Newmont Mining Corporation (NYSE: NEM) (“Newmont” or the “Company”) today reported preliminary third quarter attributable gold and copper production of 1.283 million ounces and 34 million pounds, respectively. Preliminary attributable gold and copper sales were 1.263 million ounces and 35 million pounds, respectively. Third quarter production was positively impacted by increased mill throughput in Nevada and higher grades and increased mining productivity as a result of efficiency improvements at Tanami in Australia.

The Company continues to expect full year 2013 attributable gold production of 4.8 – 5.1 million ounces and has revised its attributable copper production outlook to 135 – 145 million pounds from 150 – 170 million pounds. Gold production is expected to benefit from increased mill throughput in Nevada and the commencement of commercial production from Akyem in the fourth quarter. Attributable copper production for the year has been revised due to lower than expected mill throughput at Boddington and lower than expected ore grade processed at Batu Hijau.

Q3 2013 Preliminary Operating Results

Attributable Production

	Q3 2012 Attributable Production	Q2 2013 Attributable Production	Q3 2013 Attributable Production	% Change Q3 2013 vs	% Change Q3 2013 vs
Region	(Kozs, Mlbs)	(Kozs, Mlbs)	(Kozs, Mlbs)	Q3 2012	Q2 2013

Nevada [a]	457	383	468	2%	22%
La Herradura	51	54	52	2%	-4%
North America	508	437	520	2%	19%
Yanacocha	182	150	132	-27%	-12%
La Zanja	14	17	17	21%	0%
South America	196	167	149	-24%	-11%
Boddington	166	171	178	7%	4%
Other Australia/New Zealand	230	247	288	25%	17%
Australia/New Zealand	396	418	466	18%	11%
Batu Hijau	8	6	4	-50%	-33%
Indonesia	8	6	4	-50%	-33%
Ahafo	131	139	144	10%	4%
Africa	131	139	144	10%	4%
Total Gold	1,239	1,167	1,283	4%	10%
Boddington	16	16	15	-6%	-6%
Batu Hijau	19	18	19	0%	6%
Total Copper	35	34	34	-3%	0%

Attributable Sales

	Q3 2012 Attributable Sales [b]	Q2 2013 Attributable Sales [b]	Q3 2013 Attributable Sales [b]	% Change Q2 2013 vs	% Change Q2 2013 vs
Region	(Kozs, Mlbs)	(Kozs, Mlbs)	(Kozs, Mlbs)	Q2 2012	Q1 2013

Nevada [a]	442	399	479	8%	20%
La Herradura	51	54	52	2%	-4%
North America	493	453	531	8%	17%
Yanacocha	182	152	135	-26%	-11%
La Zanja	14	17	17	21%	0%
South America	196	169	152	-22%	-10%
Boddington	167	193	146	-13%	-24%
Other Australia/New Zealand	223	250	281	26%	12%
Australia/New Zealand	390	443	427	9%	-4%
Batu Hijau	8	6	7	-13%	17%
Indonesia	8	6	7	-13%	17%
Ahafo	123	142	146	19%	3%
Africa	123	142	146	19%	3%
Total Gold	1210	1,213	1,263	4%	4%
Boddington	17	19	14	-18%	-26%
Batu Hijau	20	18	21	5%	17%
Total Copper	37	37	35	-5%	-5%

a Production and sales volumes do not include copper production from the Phoenix mine. Phoenix copper production is accounted for as a by-product and its revenues, net of treatment and refining charges, are credited to Nevada costs applicable to sales as a by-product credit.
b Included in attributable sales are Newmont’s non-consolidated equity interests in La Zanja and Duketon.

Conference Call Details

Newmont Mining Corporation will report third quarter 2013 results after the market closes on Thursday, October 31, 2013. A conference call will be held on Friday, November 1 at 10:00 a.m. Eastern Time (8:00 a.m. Mountain Time); it will also be carried on the Company’s website.

Conference Call Details

Dial-In Number	888.566.1822
Intl Dial-In Number	312.470.7116
Leader	John Seaberg
Passcode	Newmont
Replay Number	888.566.0132
Intl Replay Number	402.998.0854
Replay Passcode	2013

Webcast Details

URL	http://services.choruscall.com/links/newmont131101.html

The third quarter 2013 results and related financial and statistical information will be available after the market closes on Thursday, October 31, 2013 on the “Investor Relations” section of the Company’s web site, www.newmont.com. Additionally, the conference call will be archived for a limited time on the Company’s website.

__________________________________

1See cautionary statement regarding preliminary results at the end of this release.

Cautionary Statement Regarding Preliminary Results

We caution you that, whether or not expressly stated, all measures of the Company's third quarter financial results and condition contained in this news release, including gold and copper production and sales, are preliminary and reflect our expected third quarter results as of the date of this news release. Actual reported results are subject to management's final review as well as audit by the Company's independent registered accounting firm and may vary significantly from those expectations because of a number of factors, including, without limitation, additional or revised information and changes in accounting standards or policies or in how those standards are applied. For a discussion of factors that may adversely affect our financial results and condition, see the Company’s 2012 Annual Report on Form 10-K, filed on February 22, 2013, with the Securities and Exchange Commission (“SEC”), as well as the Company’s other SEC filings, available on the SEC's website at www.sec.gov. The Company will provide additional discussion and analysis and other important information about its third quarter financial results and condition when it reports actual results on October 31, 2013. Investors are encouraged to consider this information in conjunction with the Company’s Form 10-Q for the quarter-ended September 30, 2013, which is expected to be filed with the SEC on or about October 31, 2013.

Cautionary Statement Regarding Forward Looking Statements:

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements may include, without limitation estimates of full year 2013 attributable gold and copper production and sales. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological, meteorological and other physical conditions; (ii) permitting, development, operations and expansion being consistent with current expectations and mine plans; (iii) political developments in any jurisdiction in which the Company operates being consistent with its current expectations; (v) certain price assumptions for gold, copper and oil; (vi) prices for key supplies being approximately consistent with current levels; and (vii) the accuracy of our current mineral reserve and mineral resource estimates. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the “forward-looking statements”. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks, community relations, conflict resolution and outcome of oppositions and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company’s 2012 Annual Report on Form 10-K, filed on February 22, 2013, with the Securities and Exchange Commission, as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors' own risk.

CONTACT:
Newmont Mining Corporation
Investor Contacts
John Seaberg, 303-837-5743
john.seaberg@newmont.com
or
Allysa Howell, 303-837-5788
allysa.howell@newmont.com
or
Media Contacts
Omar Jabara, 303-837-5114
omar.jabara@newmont.com
or
Diane Reberger, 303-967-9455
diane.reberger@newmont.com